Exhibit 10.114

i-STT Investments Pte. Ltd.	51 Cuppage Road
#10-11/17
1st February 2005	Singapore 229469
(Regn No.: 199600443G)

Equinix, Inc.
301 Velocity Way, 5th Floor Foster City
California 94404-4803	BY COURIER & BY HAND
United States of America	(650)513 7800

Attention:	Renee F. Lanam
Chief Financial Officer

Dear Sirs

NOTICE TO CONVERT SERIES A-1 PREFERRED STOCK INTO COMMON STOCK

We hereby give you notice, pursuant to the Certificate of Designation of Series A Convertible Preferred Stock and Series A-1 Convertible Preferred Stock of Equinix, Inc. dated 30th December 2002 (the “Certificate of Designation”), that we are electing to convert the 4,144,216 Series A-1 Convertible Preferred Stock of Equinix, Inc. (the “Company”) standing in our name on the books of the Company into 4,144,216 shares of Common Stock of the Company.

As the Preferred Share Certificate representing the said 4,144,216 Series A-1 Convertible Preferred Stock of Equinix, Inc. is already in the custody of the Company, no surrender of the Preferred Share Certificate is necessary in connection with the aforementioned conversion. We hereby request and authorize the Company to cancel the Preferred Share Certificate and to issue in its place a new share certificate for 4,144,216 shares of Common Stock of the Company. We propose that the conversion be effective as of 2nd February 2005.

We hereby request that the certificate for shares of Common Stock which are to be issued pursuant to this conversion be issued in the name of i-STT Investments Pte Ltd, and that i-STT Investments Pte Ltd be treated for all purposes as the record holder of such shares of Common Stock in accordance with the terms of the Certificate of Designation.

Kindly issue and deliver up the certificate(s) for the 4,144,216 share of Common Stock by courier to our Counsel, Latham and Watkins LLP, at 633 West Fifth Street, Suite 4000, Los Angeles, CA 90071-2007 (Attention: Dominic Yoong/ Ryan Hochgesang) as soon as practicable, and in any event, no later than 12th February 2005.

Thank you for your assistance in this matter.

Sincerely,

/s/ PEK SIOK LAN
Pek Siok Lan
Director
i-STT Investments Pte Ltd

cc:	General Counsel, STT Communications Ltd

Brandi Galvin, General Counsel, Equinix, Inc.

Dominic Yoong/Ryan Hochgesang, Latham & Watkins LLP